SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 31, 2011

SpeedSport Branding, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

333-155318	20-4168979
(Commission File Number)	(IRS Employer Identification No.)

6141 Quail Valley Ct., Riverside, Ca.	92507
(Address of Principal Executive Offices)	(Zip Code)

(951) 656.1160
 (Registrant's Telephone Number, Including Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
       240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

Item 8.01   Other Events

On August 31, 2011, SpeedSport Branding, Inc. (the “Company”) entered into a Letter of Intent (the “LOI”) with ARC Holding, Inc. (“ARC”), an Atlanta, GA-based provider of preventative health programs and solutions for individuals and large employers.  Under the terms described in the LOI, a newly formed wholly owned subsidiary of the Company would merge with ARC (the “Merger”), and the shareholders of ARC would own a majority of the shares of the Company.

The Merger is subject to and contingent upon due diligence of the parties and their reaching agreement in one or more definitive agreements.  The LOI is nonbinding except for customary provisions regarding due diligence, confidentiality, public disclosure and related matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpeedSport Branding, Inc

By: /s/ Roy C. Montgomery

Roy C. Montgomery, Chief Executive Officer

Date: September 9, 2011